EXHIBIT 10.1

STANDSTILL AGREEMENT

This Standstill Agreement (this “Agreement”) is entered into as of May 14, 2026 (the “Effective Date”) by and between Streeterville Capital, LLC, a Utah limited liability company (“Investor”), and Arrive AI Inc., a Delaware corporation (“Company”). Capitalized terms used in this Agreement without definition shall have the meanings given to them in the Transaction Documents (defined below).

A. Company previously sold and issued to Investor a series of Pre-Paid Purchases pursuant to that certain Securities Purchase Agreement, dated March 21, 2025, by and between Company and Investor (the “Purchase Agreement” and, together with all other documents entered into in connection therewith, the “Transaction Documents”).

B. Company has requested and Investor has agreed, subject to the terms, conditions and understandings expressed in this Agreement, to refrain and forbear temporarily, except as set forth below, from delivering Purchase Notices to Company pursuant to any outstanding Pre-Paid Purchases.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Recitals and Definitions. Each of the parties hereto acknowledges and agrees that the recitals set forth above in this Agreement are true and accurate, are contractual in nature, and are hereby incorporated into and made a part of this Agreement.

2. Standstill; Waiver. For the period beginning on the Effective Date and ending on December 31, 2026 (the “Standstill Period”), Investor will not deliver any Purchase Notices to Company pursuant to any outstanding Pre-Paid Purchases, except as set forth in this Section (the “Standstill”). Notwithstanding the foregoing, Investor may submit Purchase Notices to Company under any outstanding Pre-Paid Purchase during the Standstill Period on any given Trading Day the Common Shares trade at a price that is at least fifteen percent (15%) greater than the Nasdaq Minimum Price (as defined below) for such Trading Day.

3. Additional Definition. For purposes hereof, “Nasdaq Minimum Price” shall mean the “Minimum Price” as defined under Nasdaq Rule 5635(d).

4. Ratification of the Pre-Paid Purchase(s). Except as set forth herein, each outstanding Pre-Paid Purchase shall remain in full force and effect in accordance with its terms and is hereby ratified and confirmed in all respects. Company acknowledges that it remains obligated, following receipt of a Purchase Notice from Investor, to issue and sell Purchase Shares to Investor pursuant to the applicable Pre-Paid Purchase. No forbearance or waiver other than as expressly set forth herein may be implied by this Agreement. Except as expressly set forth herein, the execution, delivery and performance of this Agreement shall not operate as a waiver of, or amendment to, any right, power or remedy of Investor under any Pre-Paid Purchase or the Transaction Documents.

5. Failure to Comply. Company understands that the Standstill shall terminate upon the occurrence of any material breach of this Agreement by Company or any Event of Default under any Transaction Document. Upon termination of the Standstill or expiration of the Standstill Period, Investor shall have the right to submit Purchase Notices in accordance with the applicable outstanding Pre-Paid Purchases. For the avoidance of doubt, termination of the Standstill pursuant to this Section 5 shall not terminate, limit or modify any other provision of this Agreement.

6. Representations, Warranties and Agreements. In order to induce Investor to enter into this Agreement, Company, for itself, and its affiliates, successors and assigns, hereby acknowledges, represents, warrants and agrees as follows:

(a) Company has full power and authority to enter into this Agreement and to incur and perform all obligations and covenants contained herein, all of which have been duly authorized by all proper and necessary action. No consent, approval, filing or registration with or notice to any governmental authority is required as a condition to the validity of this Agreement or the performance of any obligations of Company hereunder.

(b) Any Event of Default which may have occurred under any outstanding Pre-Paid Purchase has not been, is not hereby, and shall not be deemed waived by Investor except as expressly set forth herein. The agreement of Investor to refrain and forbear from exercising certain rights and remedies shall not constitute a waiver of any other existing or future default.

(c) All representations and warranties contained in this Agreement are true and correct in all material respects as of the Effective Date. To Company’s knowledge, there is no material fact required to be disclosed by Company under applicable securities laws that has not been publicly disclosed or otherwise disclosed to Investor in writing prior to the Effective Date.

(d) Except as expressly set forth in this Agreement, Company acknowledges and agrees that neither the execution and delivery of this Agreement nor any provision contained herein shall release, impair, lessen, modify, waive or otherwise affect the obligations of Company under any Pre-Paid Purchase or any other Transaction Document.

(e) To the extent any claims or defenses exist as of the Effective Date and are known to Company, such claims and defenses are hereby waived solely with respect to matters arising prior to the Effective Date and directly relating to the Transaction Documents. Company acknowledges and agrees that execution of this Agreement by Investor shall not constitute an acknowledgment by Investor of any claim or liability.

(f) Company acknowledges that it has freely and voluntarily entered into this Agreement after adequate opportunity to review and discuss the terms hereof with counsel of its choosing. Company further acknowledges that this Agreement has been negotiated at arm’s length and executed without fraud, duress or coercion.

(g) There are no proceedings or investigations pending or, to Company’s knowledge, threatened against Company before any governmental authority, arbitrator or court, except as previously disclosed in Company’s public filings or otherwise disclosed to Investor in writing prior to the Effective Date.

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(h) There is no statute, regulation, rule, order, judgment or contractual provision binding upon Company that would prohibit or materially impair the execution, delivery or performance of this Agreement.

(i) Company is solvent as of the Effective Date, and none of the terms or provisions of this Agreement shall render Company insolvent.

7. Certain Acknowledgments. Each party acknowledges and agrees that no additional cash or property consideration has been exchanged in connection with the Standstill other than the mutual agreements contained herein.

8. Arbitration. Each party agrees that any dispute arising out of or relating to this Agreement shall be subject to the Arbitration Provisions contained in the Purchase Agreement.

9. Governing Law; Venue. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Utah, without regard to conflicts of laws principles. Each party agrees that venue for any dispute arising out of or relating to this Agreement shall be determined in accordance with the Transaction Documents. COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE ARISING UNDER THIS AGREEMENT.

10. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. Electronic signatures shall be deemed originals for all purposes.

11. Attorneys’ Fees. In the event of any arbitration or legal proceeding arising out of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys’ fees and expenses. Nothing herein shall restrict an arbitrator’s or court’s authority to award fees for frivolous or bad-faith conduct.

12. Severability. If any provision of this Agreement is determined to be invalid or unenforceable, such provision shall be modified to the minimum extent necessary to make it enforceable, and the remaining provisions shall remain in full force and effect.

13. Entire Agreement. This Agreement, together with the Transaction Documents, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior oral or written understandings relating thereto.

14. No Reliance. Company acknowledges that it is not relying upon any representation or warranty of Investor except as expressly set forth in this Agreement or the Transaction Documents.

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15. Amendments. This Agreement may be amended or modified only by a written instrument executed by both parties. No waiver shall be effective unless in writing and signed by the party against whom enforcement is sought.

16. Successors and Assigns. This Agreement shall bind and benefit the parties and their respective successors and permitted assigns. Investor may assign this Agreement or any rights hereunder to an affiliate or financing source upon written notice to Company. Company may not assign this Agreement or any of its obligations herein without Investor’s prior written consent.

17. Continuing Enforceability; Conflict Between Documents. Except as expressly modified by this Agreement, each Pre-Paid Purchase and each Transaction Document shall remain in full force and effect. For the avoidance of doubt, this Agreement modifies only the timing and exercise of certain rights under the Transaction Documents during the Standstill Period and does not amend the economic terms, conversion formulas, pricing mechanics or settlement provisions of any Pre-Paid Purchase. In the event of any conflict between this Agreement and the Transaction Documents, this Agreement shall control. This Agreement shall not become effective unless fully executed by both parties.

18. Time is of the Essence. Time is of the essence with respect to each provision of this Agreement.

19. Notices. All notices required or permitted under this Agreement shall be delivered in accordance with the notice provisions contained in the Purchase Agreement.

20. Further Assurances. Each party agrees to execute and deliver such additional documents and take such further actions as may reasonably be necessary to carry out the intent and purposes of this Agreement.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

COMPANY:

ARRIVE AI INC.

By:	/s/ Dan O’Toole
Dan O’Toole, Chief Executive Officer

INVESTOR:

STREETERVILLE CAPITAL, LLC

By:	/s/ John M. Fife
John M. Fife, President

[Signature Page to Standstill Agreement]